Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-10345, 333-48671, 333-59333, 333-00623, 333-09485 and 333-124861) on Forms S-3 and S-8 of FirstCity Financial Corporation, of our report dated March 22, 2010, relating to the consolidated financial statements of BEI Holding Corporation as of and for the year ended December 31, 2008, which appear in this Current Report on Form 8-K.

/s/ RubinBrown LLP
Saint Louis, Missouri

March 30, 2010